As filed with the Securities and Exchange Commission on March 17, 2011

Registration No. 333-172537

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

NF ENERGY SAVING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	02-0563302
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Room 3105, Block C, 390 Qingnian Avenue, HePing District
Shenyang, P. R. China 110003
(8624) 8563-1159
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Company Corporation
2711 Centerville Road, Suite 400
Wilmington, DE 19808
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:

Andrew D. Hudders, Esq.
Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, New York 10022
(212) 907-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box, ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum aggregate	Amount of
securities to be registered (1)	registered (1)	offering price per unit (2)	registration fee (3)
Common Stock, par value $0.001 per share	—	—	—
Warrants	—	—	—
Units	—	—	—
Total	—	$6,000,000	$696.60	(4)

(1)
There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $6,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of securities registered hereunder and is not specified as to each class of security pursuant to General II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 17, 2011

PRELIMINARY PROSPECTUS

$6,000,000

NF ENERGY SAVING CORPORATION

Common Stock, Warrants and Units

We may from time to time sell any combination of securities described in this prospectus, either individually or in units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $6,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “NFEC.” On March 4, 2011, the last reported sale price of our common stock on the Nasdaq Global Market was $3.86 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

As of March 4, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was $10,755,377 based on 5,326,485 shares of outstanding common stock, of which 2,786,367 shares are held by non-affiliates, and a per share price of $3.86 which was the closing sale price of our common stock as quoted on the Nasdaq Global Market on March 4, 2011. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 2, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” IN DOCUMENTS WE SUBSEQUENTLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2011

ABOUT THIS PROSPECTUS

In this prospectus, unless we indicate otherwise, “we,” “us,” “our,” “the Company” and “NF Energy” refer to NF Energy Saving Corporation.
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $6,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

i

BUSINESS DESCRIPTION
Business Summary
NF Energy specializes in the energy technology business. We provide energy saving technology consulting, optimization design services, energy saving reconstruction of pipeline networks and contractual energy management services for China’s electric power, petrochemical, coal, metallurgy, construction, and municipal infrastructure development industries. We are also engaged in the manufacturing and sales of the energy-saving flow control equipment. According to the ESCO Committee of China Energy Conservation Association, our flow control equipment business holds a leading position in China. Our company has the Det Norske Veritas Management System Certificate, which certifies that our products conform to the Management System Standard ISO9001:2000. We have been a member of Chicago Climate Exchange since 2006. In 2007, we received contracts for our products and services to be used in three sections of the prominent project “Redirect the water from the Rivers in the South to the North water supply engineering project, Middle Section- Jingshi Section”. This phase of the project was completed and passed inspection in 2008.  In 2008, we also received flow control equipment contracts from seven cities in Liaoning Province for their water supply systems. In 2009, we were awarded several flow control equipment supply contracts, including one for the Xijiang diversion project of Guandong Province, and one for Phase 1 of Guangdong Yuedian Huilai Power Plant. In 2010, the Company has developed and completed several new energy conservation projects, which build a solid foundation for further developments in such field for the following years

Our principal development focus is to complete the construction of our new energy manufacturing facility which is expected to enhance the Company’s product lines and expand the manufacturing capacity.  In conjunction with the planned facility expansion, we also will undertake efforts to optimize the business structure of the Company, develop other low-carbon technologies, and promote energy-saving technologies efficiency as part of our sales efforts. We are aiming to become the navigator of energy saving service industry by integrating sources in new energy and energy conservation and environmental protection.

Recent Events

On September 16, 2010, every two and one half shares of the Company’s issued and outstanding common stock were converted into one share of common stock. As a result of the reverse stock split, the number of issued and outstanding shares of the Company's common stock was decreased from 13,315,486 pre-split shares to approximately 5,326,485 shares after giving effect to the reverse stock split. On October 4, 2010, our common stock began trading on the Nadsdaq Global Market under the symbol “NFEC”.

Address and Telephone Number

Our principal place of business is Room 3105, Block C, 390 Qingnian Avenue, HePing District, Shenyang, P. R. China 110003. Our telephone number is (8624) 8563-1159.

RISK FACTORS

          Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information contained in this prospectus and in documents that are incorporated by reference into this prospectus. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that case, the trading price of our common stock would likely decline and you might lose all or part of your investment in our securities.
Risks Relating to Our Business and Industry
We have a relatively short operating history and are subject to the risks of any growing enterprise, any one of which could limit our growth and our product and market development.
Our operating history makes it difficult to predict how our businesses will develop and where the Company will find success.  This is especially true in respect of our expansion into areas other than flow valve technology and their design, sales and installation.  Accordingly, we face all of the risks and uncertainties encountered by companies in earlier stages of development and initial expansion, such as: (i) uncertain and continued market acceptance for our product extensions and our services; (ii) the evolving nature of the wind energy equipment industry in the PRC, where significant consolidation may occur, leading to the formation of companies which may be better able to compete with us than is currently the case; (iii) the fragmented nature of the business areas into which we plan on expanding, which may limit our ability to penetrate the market and provide comprehensive solutions on a sufficiently wide basis to make the business profitable; (iv) changing competitive conditions, technological advances or customer preferences could adversely effect the sales of our products or services; (v) maintaining our competitive position in the PRC and competing with Chinese and international companies, many of which have longer operating histories and greater financial resources than us; (vi) continuing to offer commercially successful products to attract and retain a larger base of direct customers and ultimate users; (vii) maintaining effective control of our costs and expenses; and (viii) retaining our management and skilled technical staff and recruiting additional key employees. If we are not able to meet the challenge of building our businesses and managing our growth, the likely result will be slowed growth, lower margins, additional operational costs and lower income.

We may be unable to generate sufficient cash flow from operations or obtain financing in the future to support our operations and expansion.

Having access to sufficient operating funds and capital funds for expansion will affect our ability to execute our business plan. We finance our business mainly through internally generated funds and, from time to time, selling equity securities to raise additional capital. There is no guarantee that we will always have internal funds available for our future development or that we will be able to raise capital from equity financings and/or loans from financial institutions in the future, in which case may require us to cut back on our operations and/or expansion activities. Our access to equity or debt financing depends on the investors’ and banks’ willingness to invest in and lend to us, our financial condition and on general conditions in the capital markets.  We may not be able to secure additional sources of financing on commercially acceptable terms, if at all.  Any shortfall in our cash flow and capital needs may result in our having to curtail our business plans or have an adverse effect on our financial condition.

We believe that we need to raise additional capital for the expansionary elements of our business plan, which financing may not be available or available on terms favorable to us.

We believe that we will need to raise additional capital from outside sources during the next year or two as we continue to expand our business operations and facilities.  We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all.  One possible impediment to raising capital is the tightening credit policies of the Chinese banks and the continued effects of the global credit and financial crisis of 2008-2009. If we cannot raise additional capital on acceptable terms, we may not be able to develop or enhance our services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. We cannot be sure that we will be able to secure all the financing we will require, or that it will be available on favorable terms. If we are unable to obtain any necessary additional financing, we will be required to substantially curtail our approach to implementing our business objectives. Additional financing may be debt, equity or a combination of debt and equity. If equity is used, it could result in significant dilution to our shareholders.

Efforts to protect our intellectual property rights and to defend against claims against us can increase our costs and will not always succeed. Any failures could adversely affect our sales and results of operations or restrict our ability to conduct our business.

Intellectual property rights are important to many aspects of our business. We actively pursue patent protection in our flow valve business, and we expect to pursue intellectual property rights in our other business endeavors as we develop unique solutions to business demands.  We, however, may be unable to obtain protection for our intellectual property. Even if protection is obtained, competitors may raise legal challenges to our rights or illegally infringe on our rights, including through means that may be difficult to prevent, detect or defend. In addition, because of the rapid pace of technological change and the confidentiality of patent applications in some jurisdictions, competitors may be issued patents from applications that were unknown to us prior to issuance. The patents of others could reduce the value of our current or pipeline of products or, to the extent they cover key technologies on which we have unknowingly relied, require that we seek to obtain licenses at a financial cost to us or cease using the technology, no matter how valuable the patents may be to our business. We cannot assure you we would be able to obtain such licenses on acceptable terms. Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of our and the proprietary rights of others. There is a risk that the outcome of such litigation will not be in our favor. Such litigation may be costly and may divert management attention as well as expend other resources which could otherwise have been devoted to our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover such costs from other parties. The occurrence of any of the foregoing may harm our business, results of operations and financial condition.

Finally, implementation of PRC intellectual property-related laws has historically been limited, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries, which increases the risk that we may not be able to adequately protect our intellectual property.

For aspects of our business, we rely on strategic relationships, and there is no assurance that we will be able to renew these arrangements.

We have several strategic relationships which provide us with access to technology and provide us with a competitive advantage. These include the relationships with GE Enterprise Development (Shanghai) Co. LTD., Global Environmental Facility /  World Bank  / National Development and Reform Commission, Osaka Gas, Japan, and Schneider Electric (China) Investment Co, Limited. There is no guarantee that any of these agreements and arrangements will provide the benefits that we hope will result or that the relationships will be renewed on substantially similar terms or at all. Moreover, there is no assurance that any steps we have already taken or might take in the future will ensure the successful renewal of any or all our rights or the granting of further new rights or that the terms of any renewals would not be significantly less favorable to us than the terms of our current agreements.  The loss of such arrangements or diminution of the rights may have an adverse impact on our business development, including product offerings, research and development and competitive position.

We derive a substantial part of our revenues from several major customers, therefore if we lose any of these customers or they reduce the amount of business they do with us in the future, our revenues may be affected

Our two largest customers, Nengfa Weiye Tieling Valve Joint Venture Company, Ltd. (“Tieling Valve”) and Shenyang Baotong Gate Company, accounted for 72% of our revenues for the year ended December 31, 2009 and 70% of our revenues for the year ended December 31, 2008. Our largest customer, Tieling Valve, accounted for 42% of our revenues in the nine months ended September 30, 2010, 62% of our revenues in the year ended December 31, 2009 and 55% of our revenues in the year ended December 31, 2008. These customers may not maintain the same volume of business with us in the future. If we lose any of these customers or they reduce the amount of business they do with us, our revenues may be materially adversely affected.

Our technology may not satisfy the changing needs of our customers.

With any technology, including the technology of our current and proposed products, there are risks that the technology may not successfully address our customers' needs.  Certain of our product offerings in relation to the wind energy equipment will be new for the Company. While we have already established successful relationships with our customers, their needs may change or vary. This may affect the ability of our present or proposed products to address all of our customers' ultimate technology needs in an economically feasible manner.

We may not be able to keep pace with rapid technological changes and competition in our industry.

While we believe that we have hired or engaged personnel and outside consultants who have the experience and ability necessary to keep pace with advances in technology, and while we continue to seek out and develop "next generation" technology through our research and development efforts, there is no guarantee that we will be able to keep pace with technological developments and market demands in this evolving industry and market. In addition, our industry is competitive in various aspects. Although we believe that we have developed strategic relationships to best penetrate the China market, we face competition from other manufacturers of product similar to our products and services. Some of these companies have significant advantages over us with respect to their products, marketing and services, and their financial resources and customer relationships.

If we are not as successful as our competitors in our target markets, our sales could decline, our margins could be negatively impacted and we could lose market share, any of which could materially harm our business.

We depend on our productivity capacity to complete existing orders and provide delivery on time. If we are unable to finish the production when needed we would experience delays in realizing our sales objectives and our financial results could be adversely affected. The first phase of our new production facility, which will include expansion for a number of our business lines, is under construction and expected to be completed by June 30, 2011. If there is a delay on completing the new facility, it will negatively impact our predicted production capability, which in addition will negatively affects our financial results.

We may experience high accounts receivable balances from time to time, which may have an adverse effect on our operating profitability and cash flow and financing needs.

Although we generally have a 30 to 90 day accounts receivable period, if our customers extend the period in which they pay, we will experience a reduced cash flow, which could have an adverse effect on our ability to fund our operations and growth.  One result may be that we will have to obtain outside financing and our operating expense will increase.  Extension of the accounts receivable period may also result in reduced collections, which will adversely affect our operations and profitability.

To the extent that we depend on government projects, our business is dependent on government policy and, to some extent, government funding and government contracts.

Although we do not characterize our business as a government contractor, some aspects of our business are indirectly dependant on government policy, government funding, and government contracts. For example, the water diversion project is largely a government funded project, and our customers are contractors with the government.  It is possible that our wind energy equipment business will also be highly dependent on government policy and funding, if not direct or indirect government contracts.  Much of the pollution control and green industries are dependent on government policy to implement societal improvements.  Our business has a number of aspects that are dependent on the government and our products, services and revenues are dependent on policies that can change if the government officials determine to redirect attention and investment to other aspects of society and industrial development.  Therefore, if there is change or modification in government policy concerning any of the areas of our business, we may suffer a reduction in demand for our products and services and a reduction in our revenues.

Additionally, as a number of our customers are dependant on the government for their revenues through the provision of products and services on government contracts or government funded projects, there may be delays in our receiving payment for our products and services.

Fluctuation in the availability and cost of our raw materials may have an adverse effect on our operations and results of operations.

A portion of the inventory of raw materials and parts may be affected by fluctuations in the availability of the items and the price. Such things may include steel, electronic components, power systems, paints and welding rods. We do not generally have long term supply contracts with our suppliers, but rely on long standing relationships.  To the extent that we are not able to obtain the required materials and parts necessary to enable us to fabricate our products, or we are required to pay more for such items, then there could be an adverse effect on our operations and our results of operations.

We may be unable to effectively manage our growth.

As we expand our business into several different areas of energy savings and green industry, we will need to manage our growth effectively, which may entail devising and effectively implementing business plans, training and managing our growing workforce, managing our costs, and implementing adequate control in our reporting systems in a timely manner. We may not be able to successfully manage our growth. Our failure to do so could affect our success in executing our business plan and adversely affect our revenues, profitability and results of operations.

If we fail to successfully manage our planned expansion of operations, our growth prospects will be diminished and our operating expenses could exceed budgeted amounts.

Our ability to offer our services in an evolving market and in different markets requires  effective planning and management process. We have expanded our operations rapidly since inception, and we intend to continue to expand them in the foreseeable future. This rapid growth places significant demand on our managerial and operational resources and our internal training capabilities. In addition, we plan to increase our total work force. This growth will continue to substantially burden our management team. To manage growth effectively, we must implement and improve our operational, financial and other systems, procedures and controls on a timely basis and expand, train and manage our workforce, particularly our sales and marketing and support organizations. We cannot be certain that our systems, procedures and controls will be adequate to support our current or future operations or that our management will be able to handle such expansion and still achieve the execution necessary to meet our growth expectations. Failure to manage our growth effectively could diminish our growth prospects and could result in lost opportunities as well as operating expenses exceeding the amount budgeted.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

We are required to establish and maintain internal controls over financial reporting, disclosure controls, and to comply with other requirements of the Sarbanes-Oxley Act and the rules promulgated by the SEC thereunder. Our management, including our Chief Executive Officer and Chief Financial Officer, cannot guarantee that our internal controls and disclosure controls will prevent all possible errors or all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

Our operations are vulnerable to natural disasters or other events.

Our operating income may be reduced by natural disasters in locations where we own and/or operate significant manufacturing facilities or are working on significant projects.  Some types of losses, such as from earthquake, severe winter storms and environmental hazards, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in any particular property, as well as any anticipated future revenue from such property.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Despite numerous testing and quality controls, defects may be found in existing or new products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake product recalls, which could cause us to incur significant expenses and could harm our and our products’ reputations. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

Our business could be subject to environmental liabilities.

We use certain hazardous substances in our operations. Currently, we do not anticipate any material adverse effect on our business, revenues or results of operations, as a result of compliance with Chinese environmental laws and regulations. However, the risk of environmental liability and charges associated with maintaining compliance with environmental laws is inherent in the nature of our business, and there is no assurance that material environmental liabilities and compliance charges will not arise in the future.

In addition, we have entered into a supplement to our Lease Agreement with Tieling Valve, the landlord for our current production facilities, pursuant to which Tieling Valve is responsible for disposing and discharging of the pollutants generated from our activities at our production facility and paying the discharge fee to the relevant authorities. There can be no assurance that Tieling Valve will continue to fulfill its responsibilities with respect to compliance with environmental protection regulations, or that we will not be exposed to liabilities as a result of such non-compliance, which liabilities could result in a material adverse effect on our business.

We have limited business insurance coverage in China

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. As a result, we do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Because our funds are held in banks in the PRC that do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

We substantially depend on a few key personnel who, if not retained, could cause declines in productivity and operational results and loss of our strategic guidance, all of which would diminish our business prospects and value to investors.

Our success depends to a large extent upon the continued service of a few executive officers and key employees, including, Mr. Gang Li, our Chairman, Chief Executive Officer and President.  The loss of the services of one or more of our key employees would have an adverse effect on us and our PRC operating subsidiaries, as these individuals play a significant role in developing and executing our overall business plan and maintaining customer relationships and proprietary technology systems. While none of our key personnel is irreplaceable, the loss of the services of any of these individuals would be disruptive to our business. We believe that our overall future success depends in large part upon our ability to attract and retain highly skilled managerial and marketing personnel. There is no assurance that we will be successful in attracting and retaining such personnel on terms acceptable to the Company or the employee. Inadequate personnel will limit our growth, and will be seen as a detriment to our prospects, leading potentially to a loss in value for investors.

We are controlled by a small group of our existing stockholders, whose interests may differ from other stockholders.

Our Chairman, Chief Executive Officer and President, Mr. Gang Li, beneficially owns approximately 37% of the outstanding shares of our common stock and is our largest single stockholder.  Together with Ms Lihua Wang, who is our Chief Financial Officer, they own approximately 48% of the outstanding shares of our common stock.  Accordingly these stockholders acting together will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They will also have significant influence in preventing or causing a change in control. In addition, without the consent of these stockholders, we may be prevented from entering into transactions. The interests of these stockholders may differ from the interests of the other stockholders.

We are responsible for the indemnification of our officers and directors.

Delaware law and our Bylaws provide for the indemnification of our directors and officers against costs and expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. Although we have directors and officers insurance, we may be required to expend substantial funds to satisfy these indemnity obligations. Any payment in respect of these indemnification rights could have an adverse effect on our cash flow and our results of operations.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our business operations are currently conducted in the PRC, under the jurisdiction of the PRC government.  Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government policies that effect the level of development and growth rate of the economy, and control of foreign exchange and general allocation of resources.  While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various business sectors of China.  The PRC government has implemented various measures to encourage economic development and guide the allocation of resources.  Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

Unprecedented rapid economic growth in China may increase our costs of doing business, and may negatively impact our profit margins and/or profitability.

Our business depends in part upon the availability of relatively low-cost labor and materials.  Rising wages in China may increase our overall costs of production and business operations.  In addition, rising raw material costs, due to strong demand and greater scarcity, may also increase our overall costs of production.  If we are not able to pass these costs on to our customers in the form of higher prices, our profit margins and/or profitability could decline

We may suffer currency exchange losses if the RMB depreciates relative to the US Dollar.

Our reporting currency is the US Dollar. However, substantially all of our revenues are denominated in RMB. In July 2005, China changed its exchange rate regime by establishing a managed floating exchange rate regime based on market supply and demand with reference to a basket of currencies. The RMB is no longer officially pegged to the US dollar, and the exchange rate will have some flexibility, although recently it has been fairly stable.  Despite the stability, there is increasing pressure to dissociate the RMB from the US Dollar and let it float more in line with the state of the Chinese economy and other important trading currencies. Should there be a floating exchange rate regime, if the RMB depreciates relative to the US Dollar, our revenues as expressed in our US Dollar financial statements will decline in value and if the RMB appreciates relative to the US Dollar, our revenues as expressed in our US Dollar financial statements will increase in value.  There are very limited hedging transactions available in China to reduce our exposure to exchange rate fluctuations. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure, if at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into US Dollars.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law.  The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce.  Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

Changes in PRC Corporate Income Tax Law may affect our effective tax rate.

In March 2007, the Chinese government enacted the Corporate Income Tax Law, and promulgated related regulations, which were effective January 1, 2008. The Corporate Income Tax Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises. The previous income tax laws and rules, which stipulated income tax rates for domestic and foreign invested enterprises at different rates, expired upon the effectiveness of the Corporate Income Tax Law.

The Corporate Income Tax Law provides a five-year transitional period for those entities established before March 16, 2007, which enjoyed a favorable income tax rate of less than 25% under the previous income tax laws and rules, to gradually change their rates to 25%. In addition, the Corporate Income Tax Law provides grandfather treatment to allow foreign invested enterprises to continue to enjoy their unexpired tax holiday under the previous income tax laws and rules.

The Corporate Income Tax Law also imposes a 10% withholding income tax for dividends distributed by a foreign invested enterprise to its immediate holding company outside China, which were exempted under the previous income tax laws and rules. A lower withholding tax rate will be applied if there is a tax treaty arrangement between mainland China and the jurisdiction of the foreign holding company. Holding companies in Hong Kong, for example, will be subject to a 5% rate. Since we intend to reinvest our earnings to further expand our businesses in mainland China, we do not intend to declare dividends in the foreseeable future. Accordingly, as of September 30, 2010, we have not recorded any withholding tax on the retained earnings of our foreign invested subsidiary in China.

The Corporate Income Tax Law emphasizes the requirement of an arm’s length basis for transfer pricing arrangements between related parties. Also, it requires enterprises with related party transactions to prepare transfer pricing documentation which includes the basis for determining pricing, the computation methodology and detailed explanations. Under a tax inspection by tax authorities, if our transfer pricing arrangements between the China-based subsidiaries are judged as tax avoidance, or related documentation does not meet the requirements of the Corporate Income Tax Law, our China-based subsidiaries may be subject to tax adjustments and late payment interest.

Our China subsidiary, Nengfa Energy, being a foreign invested enterprise, had a two year exemption from corporate income tax for 2007-2009 and is eligible for a reduced corporate income rate of 12.5% for the three years 2009-2011. If we cannot continue to obtain the unexpired tax holidays and reduced corporate tax rate or if the withholding tax on dividends is applied to our business, our effective tax rate will be increased significantly.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all our revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade related transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. However, approval from the SAFE or its local branch is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

The PRC legal system embodies uncertainties which could limit the legal protections available to us and you, or could lead to penalties on us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC Government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 25 years has significantly enhanced the protections afforded to various forms of foreign investment in mainland China. Our PRC operating subsidiary, Nengfa Energy, a wholly foreign-owned enterprises (“WFOEs”), is subject to laws and regulations applicable to foreign investment in the PRC in general and laws and regulations applicable to WFOEs in particular.

It may be difficult to enforce any civil judgments against us or our Board of Directors or officers, because most of our operating and/or fixed assets are located outside of the United States.

Although we are incorporated in the State of Delaware, most of our operating and fixed assets are located in the PRC. As a result, it may be difficult for investors to enforce judgments outside the United States obtained in actions brought against us in the United States, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. In addition, most of our directors and officers reside in the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those directors and officers, or to enforce against them or us judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. We have been advised by our PRC counsel that, in their opinion, there is doubt as to the enforceability in the PRC, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state of the United States.

Because our assets are located overseas, shareholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

Because all of our assets are located in the PRC, they may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding. As a result, if we declared bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. Bankruptcy law.

Risks Related to an Investment in Our Securities

Future sales of our common stock could adversely affect our stock price.

We have a substantial number of outstanding shares held by persons that are able to sell or will be able to sell in the near future under Rule 144. The holders of these shares subject to Rule 144 include our significant shareholders and a number of investors. If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could be adversely affected. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional equity or equity based securities.

Trading volume of our common stock has fluctuated from time to time, which may make it difficult for investors to sell their shares at times and prices that investors feel are appropriate.

To date, the trading volume of our common stock has fluctuated. Lower trading volumes generally adversely effects the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

The Nasdaq Global Market imposes listing standards on our common stock that we may not be able to fulfill, thereby leading to a possible delisting of our common stock.

As a listed Nasdaq Global Market company, we are subject to rules covering, among other things, certain major corporate transactions, the composition of our Board of Directors and committees thereof, minimum bid price of our common stock and minimum stockholders equity. The failure to meet these or other Nasdaq Global Market requirements may result in the de-listing of our common stock from the Nasdaq Global Market, which could adversely affect the liquidity and market price thereof.

We believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

The price for our common stock may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products and media reports by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions. The volatile price of our stock makes it difficult for investors to predict the value of our investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance.

In addition, the stock market in general has experienced extreme price and volume fluctuations that may have been unrelated and disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

Because we have not paid dividends, investors will not realize any income from an investment in our common stock unless and until investors sell their shares at profit.

We did not pay dividends on our common stock in the period 2007 through 2010, and we do not anticipate paying any dividends in the near future. Investors should not rely on an investment in our stock if they require dividend income. Further, investors will only realize income on an investment in our stock in the event they sell or otherwise dispose of their shares at a price higher than the price they paid for their shares. Such a gain would result only from an increase in the market price of our common stock, which is uncertain and unpredictable.

The payment of any future dividends will be at the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, general financial condition, future prospects, general business conditions and such other factors as our Board of Directors may deem relevant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The statements contained or incorporated by reference in this prospectus that are not historical facts are forward-looking. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements of management's plans and objectives for our future operations and statements of future economic performance, information regarding our expansion and possible results from expansion, our expected growth, our capital budget and future capital requirements, and the availability of funds and our ability to meet future capital needs. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans,” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties.

     These forward-looking expectations are based on current assumptions within the bounds of management’s knowledge of our business and operations and which management believes are reasonable. These assumptions are subject to risks and uncertainties, and actual results could differ materially from expectations because of issues and uncertainties such as those listed under the caption “Risk Factors” and elsewhere in this prospectus and in documents incorporated into this prospectus which, among others, should be considered in evaluating our future financial performance. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus. Readers are advised to consult any further disclosures we may make on related subjects in subsequent reports filed with the SEC.

     Additional information on factors that may affect our business and financial results can be found in our filings with the SEC. All forward-looking statements should be considered in light of these risks and uncertainties. We assume no responsibility to update forward-looking statements made in this prospectus.

USE OF PROCEEDS

     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, working capital, acquisition or investments in our businesses, plant expansion and capital expenditures. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities in the PRC.

PLAN OF DISTRIBUTION

          Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	directly to purchasers; or
•	through remarketing firms.

          The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

          Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment.

          If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

          If a dealer is used in the sale of the offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

          Offers to purchase the offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

          The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

          We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

          In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

          The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer will not be greater than 8% of the initial gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415.

          Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

          Each series of the offered securities will be a new issue and, other than the shares of common stock which are listed on the Nasdaq Global Market, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

          In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

          The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

          These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

          Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and provisions of our Certificate of Incorporation and our By-laws as in effect as of the date of this prospectus. This description is only a summary.

Common Stock

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value per share. As of January 31, 2011, there were 5,326,485 shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our Board of Directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts are paid. All shares of common stock that are outstanding as of the date of this prospectus are fully-paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant.

General

The warrants may be issued under a warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If warrants are offered, the applicable prospectus supplement will describe the designation and terms of the warrants, including:

•	the offering price, if any;

•	the designation and terms of the common stock purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the related offered securities will be separately transferable;

•	the number of shares of common stock purchasable upon exercise of one warrant and the initial price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and expire;

•	a discussion of certain United States Federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	any antidilution provisions of the warrants; and

•	any other terms of the warrants.

The shares of common stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

Warrants may be exercised by surrendering the warrant to the warrant agent, which may be the Company, with the form of election to purchase properly completed and signed and by payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon receipt of the exercise paperwork, the warrant agent will requisition from the transfer agent for the common stock for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock purchased. If less than all of the warrants evidenced by any warrant are exercised, the warrant agent will deliver to the exercising warrantholder a new warrant representing the unexercised warrants.

Enforceability of Rights by Holders of Warrants

Each third-party warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.

No Rights as Stockholders

Holders of warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

For the purposes of this offering, Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York is passing upon the validity of the securities offered by this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K, for the year ended December 31, 2009, have been audited by HKCMCPA Company Limited (f/k/a ZYCPA Company Limited), an independent registered public accounting firm, as stated in their report incorporated herein by reference, which report has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offering under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to our company and the securities, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, our Quarterly Report on Form 10-Q and Form 10-Q/A for the fiscal quarter ended June 30, 2010 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010;

•
our Current Reports on Forms 8-K or 8-K/A filed on January 11, 2010, February 4, 2010, February 26, 2010, March 2, 2010, March 3, 2010, March 4, 2010, March 5, 2010, June 14, 2010, June 17, 2010, July 30, 2010, September 16, 2010, September 21, 2010, November 24, 2010, March 2, 2011, March 4, 2011 and March 8, 2011; and

•	the description of our common stock contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide paper copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

NF Energy Saving Corporation
Room 3105, Block C, 390 Qingnian Avenue
HePing District, Shenyang, P. R. China 110003
Attention: Mr. Gang Li
(8624) 8563-1159

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER OF THESE SECURITIES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS AND YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

NF ENERGY SAVING CORPORATION

$6,000,000

Common Stock

Warrants

Units

PROSPECTUS

____________, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

          The following table sets forth the costs and expenses, other than placement agent commissions, if any, which will be paid by us, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

SEC registration fee	$696.60

Accounting fees and expenses	$15,000

Legal fees and expenses	$15,000

Printing and miscellaneous expenses	$3,303.40

Total	$34,000

Item 15. Indemnification Of Directors And Officers

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. Our Bylaws provide for the indemnification of our officers and directors unless such person is found to be liable for negligence or misconduct in the performance of their duties.

We have entered into Indemnification Agreements with each of our independent directors to provide additional contractual assurances regarding the scope of the indemnification set forth in our Bylaws and to provide additional procedural protections. We carry directors and officers insurance. At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought. The indemnification provision in our Bylaws. the Indemnification Agreements between us and each of our independent directors and our insurance may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 16. Exhibits

No.	Description
1.1	Form of Underwriting Agreement 1

3.1	Certificate of Incorporation of the Company2

3.2	Certificate of Amendment to Certificate of Incorporation2

3.3	Certificate of Amendment to Certificate of Incorporation3

3.4	Certificate of Amendment to Certificate of Incorporation4

3.5	Bylaws2

3.6	Amendment to Bylaws5

4.1	Form of Common Stock Warrant Agreement and Warrant Certificate1

4.2	Form of Unit Agreement1

5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP*

23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5.1)*

23.2	Consent of HKCMCPA Company Limited**

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)*

*	Previously filed on March 1, 2011.

**	Filed herewith.

1
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

2	Incorporated by reference to our Registration Statement on Form 10-SB (File No. 000-50155), filed on January 17, 2003.

3	Incorporated by reference to our Definitive Information Statement on Schedule 14C, filed on July 23, 2009.

4	Incorporated by reference to our Current Report on Form 8-K, filed on September 16, 2010.

5	Incorporated by reference to our Current Report on Form 8-K, filed on January 11, 2010

Item 17. Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is relying on Rule 430B

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, Shenyang, P.R. China, on this 17th day of March, 2011.

NF ENERGY SAVING CORPORATION

By:	/s/Gang Li
Gang Li.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gang Li	President, Chief Executive Officer and	March 17, 2011
Chairman (principal executive officer)
Gang Li

/s/ Lihua Wang*	Chief Financial Officer and Director	March 17, 2011
(principal financial officer and principal
accounting officer)
Lihua Wang

/s/ Hong Li*	Director	March 17, 2011

Hong Li

/s/ Mia Kuang Ching*	Director	March 17, 2011

Mia Kuang Ching

/s/ Jiuding Yan*	Director	March 17, 2011

Jiuding Yan

/s/John MacLean*	Director	March 17, 2011

John MacLean

/s/ Jason Wang*	Director	March 17, 2011

Jason Wang

/s/ Zhongmin Wang*	Director	March 17, 2011

Zhongmin Wang

*By:	/s/ Gang Li
Gang Li
Attorney-in-fact

Exhibit Index

No.	Description
1.1	Form of Underwriting Agreement 1

3.1	Certificate of Incorporation of the Company2

3.2	Certificate of Amendment to Certificate of Incorporation2

3.3	Certificate of Amendment to Certificate of Incorporation3

3.4	Certificate of Amendment to Certificate of Incorporation4

3.5	Bylaws2

3.6	Amendment to Bylaws5

4.1	Form of Common Stock Warrant Agreement and Warrant Certificate1

4.2	Form of Unit Agreement1

5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP*

23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5.1)*

23.2	Consent of HKCMCPA Company Limited**

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)*

*	Previously filed on March 1, 2011.

**	Filed herewith.

1
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

2	Incorporated by reference to our Registration Statement on Form 10-SB (File No. 000-50155), filed on January 17, 2003.

3	Incorporated by reference to our Definitive Information Statement on Schedule 14C, filed on July 23, 2009.

4	Incorporated by reference to our Current Report on Form 8-K, filed on September 16, 2010.

5	Incorporated by reference to our Current Report on Form 8-K, filed on January 11, 2010